Exhibit 99.2 Accelerant: The Global Specialty Insurance Risk Exchange March 2026

Legal Disclaimer Forward-Looking Statements All statements in this presentation that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. Accelerant Holdings (“we” or “our”) generally identifies forward- looking statements by use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “w ill” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance contained in this release and in the corresponding earnings call are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Accelerant’s Annual Report on Form 10-K for the year ended December 31, 2025 under the headings “R isk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as may be supplemented in Accelerant’s subsequent Quarterly Reports on Form 10-Q and in other periodic and current reports filed by Accelerant with the SEC , may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third-party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable as of their respective dates, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. Non-GAAP Financial Measures In assessing the performance of our business, non-GAAP financial measures are used that are derived from our consolidated financial information but are not presented in our consolidated financial statements prepared in accordance with GAAP. We consider these non-GAAP financial measures to be useful metrics for management and investors to evaluate our financial performance by excluding certain items that are related to our non-core business operations and therefore are not considered to be directly attributable to our underlying operating performance. Adjusted EBITD A, Adjusted EBITD A margin and Adjusted Net Income (Loss) should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to GAAP net income or net (loss) as indicators of our financial performance. Although we use Adjusted EBITD A, Adjusted EBITD A margin and Adjusted Net Income (Loss) as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITD A, Adjusted EBITD A margin, Adjusted Net Income (Loss), and Adjusted earnings per diluted share should not be construed as indications that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Adjusted EBITD A and Adjusted Net Income (Loss) We define Adjusted EBITD A as GAAP net income (loss) less the impact of depreciation and amortization, interest expenses, income tax expenses and the following items: • Other expenses: Represents costs related to our non-core business operations, primarily related to our global enterprise resource planning system and integrated financial reporting systems, and legal and advisory costs in connection with corporate development activities including mergers and acquisitions, capital raising activities and entity formations that support our growing business, and Mission profit sharing expenses. • Non-recurring profits interest distribution expenses resulting from the IPO: Represents non-cash profits interest distribution expenses related to the settlement of all outstanding profits interest awards through the distribution of our 65,270,453 Class A common shares held by Accelerant Holdings LP to certain of our officers and employees that fully vested upon the IPO. These expenses were entirely offset by a corresponding capital contribution for that distribution of shares. These expenses only occurred at one point in time and will not recur. • Share-based compensation expenses included within general and administrative expenses: Represents non-cash expense related to the fair value of share-based equity awards granted to employees and directors, including restricted stock units and stock options and other awards that can settle in cash, recognized over the requisite service period for the awards. • Net foreign currency exchange gains (losses): The functional currency for each of our operating subsidiaries is generally the currency of the local operating environment. Transactions in currencies other than the local operation’s functional currency are remeasured into the functional currency, and the resulting foreign exchange gains or losses are reflected in net foreign currency exchange gains (losses). Such gains and losses are generally offset by the translation of our subsidiaries who have the corresponding reinsurance-related balances within their own functional currencies, whereby such effects are translated to other comprehensive income, yielding a much lower net impact on total comprehensive income and equity (such measure differs from Adjusted EBITD A as it includes the effect of interest, taxes, depreciation and amortization, as well as foreign currency exchange gains (losses)). We define Adjusted Net Income (Loss) as GAAP net income (loss) less the impact of other expenses, non-recurring profits interest distribution expenses, share-based compensation expenses, and the tax effect of the adjustments for other expenses (such measure differs from Adjusted EBITD A as it includes the effect of interest, taxes, depreciation and amortization, as well as foreign currency exchange gains (losses)). Adjusted net income per diluted share is calculated as adjusted net income for the respective periods divided by the sum of US GAAP basis diluted shares presented herein and certain dilutive restricted stock units. None of the share options were included, as the average share price over the period was below that of the exercise prices and the effect of their inclusion would be anti-dilutive. Adjusted EBITD A Margin We define Adjusted EBITD A margin, a non-GAAP financial measure, as Adjusted EBITD A divided by total revenue. Adjusted EBITD A margin is an internal performance measure used in the management of our operations. The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measures is set forth in the reconciliation table accompanying this release. 2

Our Vision To become the preeminent specialty insurance marketplace 3 th 4 Quarter Update

Fourth Quarter Highlights

Accelerating operating performance leading to attractive financial outcomes

Financial

- $1,090M Exchange Written Premium (+24% y/y[1]) and $248M of revenue (+30% y/y[2])
- $71M Adj. EBITDA (+52% y/y[3]), 28% margin
- 51% gross loss ratio

Operational

- +3 new risk exchange insurers in the quarter (+1 since those announced on the last earnings call) bringing total to 18
- +15 new Members in the quarter bringing total to 280 Members (29% y/y growth) – *most new Members in any year ever*
- $4B+ annualized premium in pipeline – *our largest pipeline ever*
- Training our models on 134 million rows of proprietary data spanning 58 thousand unique attributes – *our data and models improve loss ratios + growth and should compound in value over time*

Other

- $434M third-party written premium (40% of EWP vs. 21% in 4Q'24 or 32% in 3Q'25), and Hadron continued to mix down from 54% to 47%

Notes: Please see the Appendix for reconciliations of non-GAAP items

(1) Exchange Written Premium +32% y/y growth excluding terminated Canadian Member with subpar unit economics

(2) Revenue +42% y/y growth excluding non-recurring investment gains of $2M and $17M for 4Q '25 and 4Q '24, respectively

(3) Adjusted EBITDA +132% y/y growth excluding non-recurring investment gains of $2M and $17M for 4Q '25 and 4Q '24, respectively

5 ACCELERANT

Full Year Highlights Last Year Today (FY 2024) (FY 2025) $3.1B $4.2B (1) Grew volume on our exchange 35% year-over-year (all organic) Exchange Written Premium Exchange Written Premium 217 280 Increased number of Members by +63 year-over-year Members Members 54% 51% Maintained healthy profitability for our risk capital partners Gross Loss Ratio Gross Loss Ratio $113M $282M (2) Accelerated our EBITDA profitability 149% year-over-year Adj. EBITDA Adj. EBITDA 19% 31% Improved margins from growth and emerging operating leverage Adj. EBITDA Margin Adj. EBITDA Margin 6 16% 30% Wrote more premium with third party insurers Third-Party Written Third-Party Written 8% 9% And retained a small amount of premium % of Exchange Written Premium % of Exchange Written Premium Notes: Please see the Appendix for reconciliations of non-GAAP items. (1) (2) Exchange Written Premium +41% y/y growth excluding run-off of Member with subpar unit Adjusted EBITDA +162% y/y growth excluding non-recurring investment gains of $41M and 6 economics $21M for full year 2025 and 2024, respectively

How We Performed in Q4

Strong execution across all of our KPIs

		4Q '24	3Q '25	4Q '25	Commentary
Supply Side	Exchange Premium *($M)*	$879	$1,043	$1,090	*+24% y/y growth* *+32% y/y growth excluding terminated Canadian Member*
	Net Revenue Retention	153%	135%	126%	*131% net revenue retention excluding terminated Canadian Member*
	Member Count	217	265	280	*+15 in the quarter driven by new independent Members – Member count grew 29% y/y*
Demand Side	Gross Loss Ratio	58%	50%	51%	*Strong gross loss ratio performance as portfolio continues to perform as expected*
	3rd Party %	21%	32%	40%	*Continued ramping of onboarded third-party risk exchange insurers. $229M was written with non-Hadron insurers*
	ARX Net Retained %1	8%	7%	9%	*Retention in line with expectations*
Financials *($M)*	Revenue (1)	$191	$267	$248	*+30% y/y growth driven by organic growth and premium earning through;* *+42% y/y (2) excluding non-recurring investment gains in 4Q'25 and 4Q'24*
	Adjusted EBITDA (1)	$46	$105	$71	*28% adjusted EBITDA margin driven by topline growth and emerging operating leverage (vs. 24% prior year)*
	Adj. Net Income (1)	$39	$80	$51	*$0.23 adjusted net income per share (diluted)*

Notes: Please see the Appendix for reconciliations of non-GAAP items.

(1) Includes non-recurring investment gains of $17M, $39M and $2M in 4Q '24, 3Q '25 and 4Q '25, respectively. Accounting for these, y/y Adj. EBITDA growth was 132% in 4Q '25

(2) Revenue +42% y/y growth excluding non-recurring investment gains of $2M and $17M for 4Q '25 and 4Q '24, respectively

7

ACCELERANT

Supply Side: Existing Members Drive Embedded Growth (1) Grew Risk Exchange volume 35% year-over-year (all organic) Organic volume is the key driver of our growth, not rate Exchange Written Premium ($M) by Member Cohort 4,191 + New Member Additions (+15 in 4Q’25): +63 new Members in 2025 is 274 the most ever! 702 (1) 3,108 + Net Revenue Retention (same-set Members y/y growth +126% ): 375 817 + Member Growth – Existing Product: Members grow their existing products with our ML risk scoring models hyper segmenting their 666 books and identifying pockets for growth enabling faster 627 1,787 572 submission-to-quote turnarounds to insureds 193 1,201 407 + Member Growth – New Product: In the last 12 months, existing 1,205 235 983 Members have launched or moved 114 new products to the Risk 695 557 440 Exchange 130 264 567 526 492 511 427 + Pricing: Rate was up globally +3% in 2025 2020 2021 2022 2023 2024 2025 Only 3%-points of 2025’s 35% growth came from rate, volume 32% (2) 2020 & Prior 2021 2022 2023 2024 2025 Notes: (1) Exchange Written Premium +41% y/y growth and +131% Net Revenue Retention excluding terminated Canadian Member 8 (2) 2023 cohort includes Canadian Member terminated starting in 3Q’25

Demand Side: Risk Capital Partners Executing on our plan to increase third-party premiums Three Types of Risk Capital Partners… …With an Increasing Share Written via Third-Party… …and More Shared with Risk Capital Partners Exchange Premium Shared With Third-Party Direct Written Premium • AM Best-rated reinsurers standing Risk Capital Partners ($M) rd behind Accelerant and 3 party insurers in exchange for a fee Traditional (ceding commission) Reinsurers 30% 3,832 • Yield-oriented investors 2,854 contributing capital to the rd Flywheel vehicles and other, 3 Institutional party collateralized reinsurers Investors 16% Ex: Flywheel I/II 1,596 rd 10% • AM Best-rated 3 party insurance 1,015 companies focused on writing Risk primary policies and may maintain Exchange a majority of the risk Insurers 0% FY2022 FY2023 FY2024 FY2025 FY2022 FY2023 FY2024 FY2025 9

Demand Side: How We Work with Risk Exchange Insurers

Onboarding third-party insurers takes time, but ramps quickly once complete

Risk Exchange Insurer Lifecycle (18 signed up through 4Q'25)

	Insurance Portfolio Construction	Reinsurance
Months 0-9	**Intro, Diligence & Contracting** • Get to know ARX & the value of our offering to their enterprise • Negotiate and sign ARX contracts	**Onboarding Readiness** • Runs alongside onboarding to ensure operational readiness
Months 10-18	**Portfolio Curation & Licensing** • Agree on sub-portfolio and sign individual program agreements • Acquire regulator approvals	**Capital Efficiency** • Early in the lifecycle, some fronting carriers may cede to Accelerant Re for operational simplicity
Months 19+	**Implementation & Growth** • Operationalize ARX Member & ARX Insurer systems to connect flows • Over time, add products to further diversify sub-portfolio	**Direct Cession Transition** • Over time, most ARX insurers who begin the relationship ceding to Accelerant Re transition to ceding directly to risk capital partners

Visibility of timeline gives us confidence in future ramping of existing and new risk exchange insurers

Third Party Risk Exchange Insurers

- Other non-Hadron third party insurers premiums written are **3.75x** since 1Q'25 and are expected to continue growing rapidly
- Hadron's mix of third-party premium declined this quarter and is expected to continue trending down. Hadron's fronting fee (excl. premium taxes) was 5.5% in 2025
- In 2026, we expect Hadron to account for 35%-40% of third-party premium in 2026 and below one-third in 4Q'26

Third-Party Direct Written Premium ($M)



184
291
336
434
61
123
121
170
156
180
229
205
1Q'25
2Q'25
3Q'25
4Q'25
Hadron
Other Third Party

% of Third-Party Direct Written Premium



33%
67%
42%
58%
46%
54%
53%
47%
1Q'25
2Q'25
3Q'25
4Q'25
Hadron
Other Third Party

10
ACCELERANT

Fourth Quarter & Full Year Financial Highlights

		4Q '24	3Q '25	4Q '25	Commentary
Quarterly *($M)*	Exchange Premium	$879	$1,043	$1,090	*+24% y/y growth; +32% y/y growth excluding run-off of terminated Member [3]*
	Revenue [1]	$191	$267	$248	*+30% y/y growth driven by organic growth and premium earning through; +42% y/y excluding non-recurring investment gains [4]*
	Adjusted EBITDA [1]	$46	$105	$71	*28% adjusted EBITDA margin driven by topline growth and emerging operating leverage (vs. 24% prior year)*
	Adj. Net Income [1]	$39	$80	$51	*$0.23 adjusted net income per share (diluted)*
Last Twelve Months *($M)*	Exchange Premium	$3,108	$3,980	$4,191	*+41% y/y driven by all organic growth [5] including +131% net revenue retention [3] and ramping of 63 Members added since last year*
	Revenue [2]	$603	$855	$913	*+50% y/y without non-recurring investment gains [6] driven by organic growth and premium earning through. +51% including non-recurring gains*
	Adjusted EBITDA [2]	$113	$258	$282	*31% adjusted EBITDA margin vs. 19% in prior year. 28% adjusted EBITDA margin without non-recurring investment gains [7] vs. 16% in the prior year [7] driven by operating leverage and growth in third-party*
	Adj. Net Income [2]	$67	$169	$179	*$0.93 adjusted net income per share (diluted)*

Notes: Please see the Appendix for reconciliations of non-GAAP items.
[1] Includes non-recurring investment gains of $17M, $39M and $2M in 4Q '24, 3Q '25 and 4Q '25, respectively
[2] Includes non-recurring investment gains of $21M, $56M and $41M for the last twelve months at 4Q '24, 3Q '25 and 4Q '25, respectively
[3] Exchange Written Premium +32% y/y growth excludes terminated Canadian Member
[4] Revenue +42% y/y growth excluding non-recurring investment gains of $2M and $17M in 4Q '25 and 4Q '24, respectively
[5] Exchange Written Premium +41% y/y growth and +131% Net Revenue Retention excludes terminated Canadian Member
[6] Revenue +50% y/y growth excluding non-recurring investment gains of $41M and $21M for the last twelve months at 4Q '25 and 4Q '24, respectively
[7] Adj. EBITDA margin of 28% and 16% for the last twelve months at 4Q '25 and 4Q '24, respectively, excludes nonrecurring investment gains of $41M and $21M for the last twelve months at 4Q '25 and 4Q '24, respectively

11 ACCELERANT

Fourth Quarter Financial Highlights

Segment	Metric	4Q '24	3Q '25	4Q '25	Commentary
Exchange Services ($M)	Revenue	$64	$85	$93	*+46% y/y – driven by growth in Exchange Written Premium and take rate increasing from 7.2% to 8.4% y/y*
	Adjusted EBITDA	$45	$59	$63	*67% adjusted EBITDA margin – near 100% gross margin with scale, offset by increased investments in our technology platform*
MGA Operations ($M)	Revenue [1]	$46	$81	$59	*+28% y/y growth driven by premium growth;* *+26% y/y growth excluding non-recurring investment gains [3]*
	Adjusted EBITDA [1]	$17	$45	$23	*39% adjusted EBITDA margin as Mission platform continues to mature; 36% adjusted EBITDA margin excluding non-recurring investment gains [4] vs. 35% in prior year [4]*
Underwriting ($M)	Revenue	$98	$118	$111	*+13% y/y – driven by net written premium growth and earning through written premium*
	Adjusted EBITDA	$(5)	$18	$13	*11% adjusted EBITDA margin – driven by healthy 51.4% gross loss ratio and movement of G&A into corporate as we write more third-party business*
Corporate ($M)	Adjusted EBITDA [2]	$0	$(13)	$(25)	*4Q'24 and 3Q'25 include $16M and $9M non-recurring investment gains, respectively (none in 4Q'25)*

Notes: Please see the Appendix for reconciliations of non-GAAP items.
[1] MGA Operations includes non-recurring investment gains of $1M, $30M and $2M in 4Q '24, 3Q '25 and 4Q '25, respectively
[2] Corporate includes non-recurring investment gains of $16M and $9M in 4Q '24 and 3Q '25, respectively
[3] Revenue +26% y/y growth excluding non-recurring investment gains of $2M and $1M in 4Q '25 and 4Q '24, respectively
[4] Adj. EBITDA margin of 36% and 35% in 4Q '25 and 4Q '24, respectively, excludes non-recurring investment gains of $2M and $1M in 4Q '25 and 4Q '24, respectively

12 ACCELERANT

Guidance Expected to be at least Q1’26 FY2026 Adjusted EBITDA Key Driver Bridge (2025-2026E) Adjusted EBITDA Bridge Exchange (1) 282 $1.07-1.13B $5.1B 275 Premium 9 241 (41) Business expected to continuing Underwriting mixing towards third-party 57 insurance companies, expect loss ratio performance in line with Fee-Based previous expectations Third Party $450-470M $2.2B Segments 266 Fee-Based Segments 184 +45% y/y growth of fee-based segments as exchange written premiums grow 22% Adj. EBITDA $64-66M $275M 2025 Non-recurring 2025 2026E (2) Adj. EBITDA Investment Adj. EBITDA Adj. EBITDA Gains (NRIG) (excl. NRIG) Notes: (1) Midpoint represents 18% y/y growth when excluding terminated Canadian Member 13 (2) 2026 Adjusted EBITDA does not assume any non-recurring investments gains

Accelerant Overview

Our Founding Theses Two-sided platform connecting specialty underwriters with long-term risk capital Disaggregated specialist underwriters (MGAs, MGUs, etc.) will 1 outcompete monolithic insurance companies Modern technology will power superior control and influence of 2 underwriting and unlock accelerating economies of scale Large swaths of risk capital want access to a diversified portfolio of 3 low-limit, low-volatility specialty risk, but can’t do it themselves 15

Our Risk Exchange

What We Do


Supply of Risk
Members
(Typically MGAs)
Capacity
Risk
ACCELERANT
Risk Exchange
Exchange Services fixed fee % of premium
Data, Analytics, & AI
Digital Platform
Expert Service Model
Capital
Risk
Demand for Risk
Risk Capital Partners
(Insurers, Reinsurers, Institutional Investors)

Accelerant paid by risk capital for sourcing, managing, and monitoring the portfolio

- Accelerant identifies and onboards Members, who feed the Exchange by underwriting premium
- Accelerant's technological capabilities and approach enable ongoing monitoring of Members and additional growth (distribution, pricing, new products, etc.)

- Premium written on or through a primary insurance company (Accelerant-owned or 3rd party)
- After application of reinsurance, risk is ultimately retained by a mix of 3rd party Risk Capital Partners, 3rd Party Risk Exchange Insurers, and Accelerant-owned entities

16 ACCELERANT

Our Risk Exchange How We Measure Success and Why Supply Side (Members) Demand Side (Risk Capital Partners) Key Performance Indicators: Key Performance Indicators: • Exchange Written Premium – All the premium • Gross Loss Ratio – Measures the profitability our written through the exchange. Our core topline portfolio correlates directly to the financial return figure precipitating our financial outcomes our risk capital partners receive rd • Net Revenue Retention – Same-set Member • 3 Party Written Mix – % of Exchange Written trailing twelve-month growth year-over-year. Premium written with insurance companies not Measures our core organic growth engine owned by ARX. Lowers ARX capital needs • Member Count (and growth) – Number of • Accelerant Net Retained – % of Exchange Written Members we support. Leading indicator of growth Premium retained by ARX. The lower our net as existing Members ramp and new ones join retention, the lower our capital needs 17

Who We Are Two-sided platform connecting specialty underwriters with long-term risk capital Our Founding Theses: Disaggregated specialist Large swaths of risk capital want Modern technology will power underwriters (MGAs, MGUs, etc.) access to a diversified portfolio of superior control and influence of will outcompete monolithic low-limit, low-volatility specialty underwriting and unlock 1 2 3 insurance companies risk, but can’t do it themselves accelerating economies of scale Financials ($M) S u p p l y D e m a n d Exchange Written Premium 4,191 o f R i s k f o r R i s k Revenue 3,108 Adj. EBITDA Risk Exchange 1,787 1,201 913 8% 603 Risk Capital 344 282 219 113 36 Exchange Services Partners (39) Capacity Capital Members fixed % fee of premium (1) (Insurers, 2022 2023 2024 2025 (Typically Reinsurers, MGAs) Data, Analytics, & AI Institutional Risk Risk Investors) Premium Growth 116% 49% 74% 35% Digital Platform Revenue Growth 118% 57% 75% 51% Expert Service Model Adj. EBITDA Margin -18% 10% 19% 31% Notes: Please see the Appendix for reconciliations of non-GAAP items. (1) 2025 Revenue and Adjusted EBITDA includes $41M non-recurring investment gains 18

Who We Are Two-sided platform connecting specialty underwriters with long-term risk capital • For our Members (typically MGAs, MGUs, or program administrators), we endeavor to be the best partner in the world. We provide (a) the long-term insurance capacity they need to issue policies, (b) a modern data & analytics platform to drive superior underwriting, and (c) discounts or optimizations on shared Member services • For our risk capital partners (insurers, reinsurers, and institutional investors), we deliver a diversified portfolio of low-limit, low- volatility specialty risk that they may struggle to access and/or appropriately manage on their own Founded in 2018, our two-sided platform continues to scale rapidly, organically… (1) 280 $4.2B +35% $252B 95 Risk Capital Members FY 2025 Exchange Written FY 2025 Exchange Written Serviceable Partners Premium Premium Growth Addressable Market (All Organic) Notes: (1) Exchange Written Premium +41% y/y growth excluding terminated Canadian Member 19

Accelerant’s Market Opportunity We support MGAs as they continue to take share in an attractive, growing market US Commercial P&C premiums continue to grow, led by strong …within this growth, US MGAs continue to take share, a trend expansion in E&S, our core market… Accelerant is built to support and capitalize on (1) (2) US Commercial P&C Direct Premiums ($B) US MGA Premiums as % of Commercial P&C 18.8% (1) P&C CAGR 17.0% 16.7% $489 8% $465 $436 14.3% 13.7% 13.6% $391 $345 $331 <$10k, 95% (1) E&S CAGR $130 $116 18% $98 $83 $66 $56 2019 2020 2021 2022 2023 2024 2019 2020 2021 2022 2023 2024 MGA DWP ($B) $45 $47 $56 $73 $79 $92 E&S Commercial P&C Notes: (1) 20 Source: U.S. Department of the Treasury, A.M. Best; CAGR shown for the period 2019 to 2024 (2) Source: Conning press releases

View on the Rate Cycle Less exposed to rate cycle than P&C generally because of focus on small niche policies. Rate made up only 3% of our 35% growth in 2025 Accelerant primarily writes very low premium policies… …which are typically more insulated from rate cycles Percentage of Total Policies by Policy Size US Cumulative Quarterly Rate Increases by Account Size 100% 150 “Small” accounts are defined here as broker commissions <$25k. 95% of 140 80% Accelerant policies have premium <$10k 130 120 60% <$10k, 95% 110 100 40% 90 80 20% Small Medium Large 0% Note: Rate change data from Council of Insurance Agents & Brokers 21 Normalized Cumulative Rate Change

Proprietary and Differentiated Technology, Data, and Analytics

Data-driven decisions delivered faster with accelerating economies of scale

BDX FILES

3RD PARTY DATA

- Weather Data
- Crime Data
- Fire Data
- Financial Data
- Socio-demographic Data

API INTEGRATIONS

- MGA Policy Admin Systems
- TPA Claims Systems
- MGA Financial Systems

AI & Data Platform

Data pipelines include validations and transformations



AI & Data Pipelines

1.8k+
Unique mappings or integrations

134M
Rows of proprietary data

58k
Unique attributes

Digital Platform



Building proprietary models trained on our unique data to drive profitable underwriting growth

Risk Capital Partners

Member MGA's

Relationship Directors

Accelerant Employees

22 ACCELERANT

Technology that compounds our advantage Proprietary infrastructure that improves as we scale Deepening data moat Centralized decisioning at scale Compounding efficiency gains AI-powered ingestion that cleans, Proprietary underwriting engine As our data grows and decisioning standardizes, and enriches every combining data from Members and sharpens, the time cost reduces data point to widen our information third parties to drive improved loss across every function for our advantage with every submission ratios Members and us • 75% y/y data growth • Risk research delivered in • 25% improvement in Member seconds vs 30-45 minutes productivity where deployed • 24/7 data surveillance • Up to 20pp Member loss ratio • 70% fewer manual cash • 600+ specialty products improvement where deployed management touchpoints standardized into a single model • 80% reduction in time for exploratory actuarial analytics 23

Experienced Team Leading the Revolution From Within

Diverse team marrying modern software with long-earned insurance expertise



Jeff Radke
Co-Founder & CEO
Former: Argo, PXRE, Guy Carpenter
Frank O'Neill
Co-Founder & Group CUO
Former: Swiss Re, Liberty Group
Chelsea Perkins
Global Head of Claims
Former: Brit Insurance, Liberty Group
Steve Strauss
US CUO
Former: SCOR, W.R. Berkley
Pete Horst
CTO
Former: Qlik, IBM
Kathy Hickey
Chief Product Officer
Former: Qlik, CA Technologies
Stefan Walther
Chief Data Officer
Former: i2x, Qlik
Matt Chmiel
Head of Product Design
Former: Kinaxis
Joe Bickley
VP Product Mgmt.
Former: Veeva, Qlik
Insurance & Reinsurance
Technology & SaaS
Capital Markets
MGAs & Distribution
Data & Analytics
Jay Green
CFO
Former: Goldman Sachs, Swiss Re
Cliff Jenks
General Counsel
Former: Reinsurance Group of America
Matt Sternberg
COO, Risk Exchange
Former: BCG, Goldman Sachs
Ray Iardella
Head of Investor Relations
Former: Gallagher
Ryan Schiller
Head of Strategy
Former: Altamont
Chris Lee-Smith
Co-Founder & Head of Distribution
Former: Argo, Aon, Willis Towers Watson
Rich Koehler
US Chief Business Officer
Former: Aon, Guy Carpenter, Hamilton
Hugh Burgess
Chief Portfolio Officer
Former: Allianz, Vindati
Dave Gronski
Head of Analytics
Former: Argo, Munich Re
Jack Buckley
Chief Actuary
Former: Argo, Beach & Associates
Kenny Holms
Chief Data Science & AI Officer
Former: Acrisure, Argo

24 ACCELERANT

How We Make Money

Risk Capital Pays us to source, manage, and monitor specialty risk



18% MGA Operations Net Commission (1)
8% Exchange Services Take Rate (2)
4% Underwriting Fees & Net Results (3)
Commissions
9% of total
Net Retention $359M
Independent Members
$2,977M
37% Y/Y
Mission Members
$774M
46% Y/Y
Owned Members
$440M
11% Y/Y
Exchange Written Premium
$4,191M
35% Y/Y
Third Party
$1,245M
150% Y/Y
$431M
Accelerant Underwriting
$3,377M
Non-Accelerant Underwriting
$814M
Third-Party Risk Capital Partners
$3,018M
$814M

Notes: Based on 2025 financials

1. Calculated as MGA Operations direct commission income, net investment income, net realized gains on investments, and net unrealized losses on investments excluding non-recurring investment gain of $32M in 2025 divided by Exchange Written Premium attributable to Mission Members and Owned Members
2. Calculated as Exchange Services direct commission income divided by Exchange Written Premium
3. Calculated as net earned premium and ceding commission income, reduced by losses and loss adjustment expenses and the amortization of DAC, plus net investment income and net realized gains on investments expressed as a percentage of total Underwriting gross earned premium

25

ACCELERANT

How We Make Money

FY 2025

Exchange Services	MGA Operations	Underwriting
8% Take Rate [2]	**18%** Net Commission [3]	**4%** Fees & Net Underwriting Result [4]
×	×	×
$4.2B Total Exchange Written Premium	**$1.2B** Exchange Written Premium from Mission & Owned Members	**$3.1B** Gross Earned Premium
=	=	=
$331M Direct Commission Income [2]	**$217M** Revenue excl. certain investment gains [3]	**$113M** Fees & Net Underwriting Result

Notes: Based on 2025 financials (all amounts exclude general & administrative expenses).

1. Calculated as Exchange Services direct commission income divided by Exchange Written Premium (rounded from 7.9%)
2. Calculated as MGA Operations direct commission income, net investment income, net realized gains on investments, and net unrealized losses on investments excluding non-recurring investment gain of $32M divided by Exchange Written Premium attributable to Mission Members and Owned Members (rounded from 17.8%)
3. Calculated as net earned premium and ceding commission income, reduced by losses and loss adjustment expenses and the amortization of DAC, plus net investment income and net realized gains on investments expressed as a percentage of total Underwriting gross earned premium (rounded from 3.7%)

26 ACCELERANT

Members: Future Growth Driven by New & Existing Members (1) Grew Risk Exchange volume 35% year-over-year (all organic) Why Members Choose Accelerant Exchange Written Premium ($M) by Member Cohort “The only success is shared success” 4,191 274 702 3,108 375 817 Modern technology Long-term capacity Discounts and preferred 666 making their portfolios unlocking their time vendors on Membership- more profitable and expertise wide shared services 627 1,787 572 193 Member 1, 7% FY 2025 As expected, 1,201 407 Member 2, 6% running off Exchange 1,205 Member 3, 3% 235 983 $117M LTM Written Member 4, 3% 695 premium 557 440 Premium by Member 5, 3% Member with 130 All Other 264 Member 567 526 subpar unit 492 511 Members, 427 Members 6-10, economics 54% 11% Member mix 2020 2021 2022 2023 2024 2025 increasingly (2) Members 11-20, 13% diversifying 2020 & Prior 2021 2022 2023 2024 2025 Notes: (1) Exchange Written Premium +35% y/y growth includes terminated Canadian Member. Grew +41% y/y excluding said Member 27 (2) 2023 cohort includes terminated Canadian Member put into run-off starting in 3Q’25

Risk Capital Partners: Growing With Us Executing on our plan to increase third-party premiums 95 Risk Capital Partners Supported on Platform Largest Ultimate Risk Takers % of FY 4Q’25 Exchange Premium Exchange Written Premium Shared With Risk Third-Party Reinsurers 72 Capital Partners ($M) Partner 1 (Flywheel A), Institutional Investors 5 14% Partner 2, 3,832 6% Risk Exchange Insurers 18 Partner 3, 6% Total risk capital partners grew to 95 in 4Q’25 Partner 4, 2,854 6% All Others, Partner 5, 64% 5% Benefitting from Differentiated Value Proposition Tenure A.M. 1,596 w/ ARX Best ✓ Reduced overhead expenses Partner 1 4 years n/a Top 15 largest asset manager 1,015 ✓ Carefully managed, globally diversified portfolio Partner 2 5+ years A+ Large European reinsurer ✓ Scalable, otherwise difficult-to-access portfolio Partner 3 1 year n/a Large asset manager ✓ Data transparency and real-time monitoring into risk Partner 4 3 years A Large Asia-Pacific reinsurer ✓ Reinsurance and alternative capital expertise Partner 5 5+ years A+ Large European reinsurer FY2022 FY2023 FY2024 FY2025 28

(1) Strong Embedded Organic Growth: +35% Year-Over-Year Governor on our growth has been how many high-quality Members we onboard # of Members Exchange Written Premium Revenue Adj. EBITDA $ in millions $ in millions $ in millions Non-recurring investment gains Non-recurring investment gains 280 4,191 913 282 41 41 217 3,108 603 21 155 113 1,787 21 344 101 1,201 36 219 62 557 101 (7) (39) 2021 2022 2023 2024 2025 2021 2022 2023 2024 2025 2021 2022 2023 2024 2025 2021 2022 2023 2024 2025 YoY YoY YoY 63% 53% 40% 29% 116% 49% 74% 35% 117% 57% 75% Margin % -18% 10% 19% 31% 51% Growth Growth Growth Notes: * Please see the Appendix for reconciliations of non-GAAP items 29 (1) Exchange Written Premium +35% y/y growth includes impact of terminated Canadian Member. Growth was +41% y/y excluding said Member

Key Financial Highlights (1) (1) (1) Exchange Services MGA Operations Underwriting Consolidated Non-recurring 19 70 99 132 118 32 investment gains 1 335 Revenue ($M) 431 9 217 913 341 223 149 603 201 103 123 102 344 123 60 49 219 26 45 101 2021 2022 2023 2024 2025 2021 2022 2023 2024 2025 2021 2022 2023 2024 2025 2021 2022 2023 2024 2025 YoY YoY YoY YoY 107% 21% 81% 50% 130% 87% 34% 66% 177% 63% 69% 26% Growth 118% 57% 75% 51% Growth Growth Growth 15 32 54 52 48 32 2025 2021 2022 2023 2024 57 225 (3) 1 80 (27) (21) 282 158 (2) Adj. EBITDA ($M) 9 87 43 76 (81) 23 113 37 2021 2022 7 4 36 2021 2022 2023 2024 2025 (7) 2021 2022 2023 2024 2025 (39) 2023 2024 2025 Adj. EBITDA Margin Adj. EBITDA Margin Gross Loss Ratio Adj. EBITDA Margin 76% 75% 71% 71% 67% 15% 11% 29% 29% 45% 56% 56% 51% 54% 51% 10% 19% 31% Consolidating Adjustments (Net of Corp. & Other) Notes: (1) Represents segmental financials, i.e., financials by segment as written, before exchange services / MGA operations adjusted o n earned basis similar to underwriting segment and before 30 impact of corporate, intercompany transactions and other consolidating adjustments (2) Adj. EBITDA and Adj. EBITDA margin are non-GAAP measures. Refer to the appendix for reconciliation to GAAP

Appendix

Reconciliation of Non-GAAP Financial Measures

$ in millions, unless otherwise noted	2022	2023	2024	2025	Commentary
Net income (loss)	$ (95.6)	$ (64.1)	$ 22.9	$ (1,345.2)	
Adjustments:					
Profits interest distribution expenses	-	-	-	1,379.7	• Non-cash, equity neutral settlement of all outstanding profit interest awards in predecessor LP by distributing 65.3 million Class A shares to officers & employees just before IPO
Share-based compensation expenses	-	4.8	8.4	53.6	
Other expenses:					
Professional costs - corp. development & capital raise	19.1	16.2	13.1	52.7	• Primarily legal, advisory, and IPO-related costs in connection with corporate development activity, including M&A. $42.3M related to strategic transactions and $10.4M to Mission.
System development non-operating costs	11.4	22.9	14.7	20.0	• Primarily global ERP system and integrated financial reporting systems
Mission profit sharing expenses	-	-	7.0	27.6	• Deferred compensation related to profitable Mission series. Includes $15.6M related to permanent settlement of profit sharing arrangements for our three largest Mission Members.
Miscellaneous other expenses	3.1	7.2	4.2	3.8	• Includes severance costs and irrecoverable VAT expenses
Total other expenses	**33.6**	**46.3**	**39.0**	**104.1**	
Tax effect of adjustments to net income (loss)	(3.0)	(5.1)	(3.6)	(13.5)	
Adjusted net income (loss)	**(65.0)**	**(18.1)**	**66.7**	**178.7**	
Adjustments:					
Add back tax effect of adjustments to net income (loss)	3.0	5.1	3.6	13.5	
Income tax expense	11.3	20.2	9.1	23.3	
Interest expenses	4.2	10.9	12.1	10.9	
Depreciation and amortization	5.8	14.5	26.6	35.2	
Net foreign exchange losses (gains)	1.4	3.5	(5.1)	20.2	
Adjusted EBITDA	**$ (39.3)**	**$ 36.1**	**$ 113.0**	**$ 281.8**	
Total revenues	219.0	344.0	602.6	912.9	
Adjusted EBITDA margin	**(18)%**	**10%**	**19%**	**31%**	
Adjusted net income (loss) per common share – diluted	**$ (0.38)**	**$ (0.11)**	**$ 0.33**	**$ 0.93**	
Weighted-average common shares outstanding – diluted[1]	165,604,641	165,604,641	199,663,694	191,533,828	

1. Adjusted earnings per diluted share is calculated as adjusted net income for the respective periods divided by the sum of US GAAP basis diluted shares presented herein and certain dilutive share awards which added 1,273,669 of certain dilutive share awards and restricted share units (RSUs) for the year ended December 31, 2025. Certain share options and RSUs were excluded as they would have had an anti-dilutive effect on our adjusted earnings per diluted share calculation. For the years ended December 31, 2024, 2023, and 2022, there were no applicable restrictive stock units factored into the calculation.

32 ACCELERANT

Segmental Income Statement

Q4 2025 *$ in millions*	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Ceding commission income	$ -	$ -	$ 17.1	$ 17.1	$ -	$ 75.1	$ 92.2
Direct commission income:							
Affiliated entities	62.4	29.0	-	91.4	-	(91.4)	-
Unaffiliated entities	29.4	26.9	-	56.3	-	-	56.3
Net earned premiums	-	-	82.4	82.4	-	-	82.4
Net investment income	1.6	0.8	9.4	11.8	1.8	-	13.6
Net realized gains on investments	-	(0.1)	1.7	1.6	0.1	-	1.7
Net unrealized losses on investments	-	2.3	-	2.3	(0.1)	-	2.2
Segment revenues	**93.4**	**58.9**	**110.6**	**262.9**	**1.8**	**(16.3)**	**248.4**
Losses and loss adjustment expenses	-	-	56.7	56.7	-	-	56.7
Amortization of deferred acquisition costs	-	-	26.3	26.3	-	(4.1)	22.2
General and administrative expenses [1]	30.8	36.1	15.0	81.9	26.3	(9.2)	99
Adjusted EBITDA	**$ 62.6**	**$ 22.8**	**$ 12.6**	**$ 98.0**	**$ (24.5)**	**$ (3.0)**	**$ 70.5**

YTD Q4 2025 *$ in millions*	Exchange Services	MGA Operations	Underwriting	Total Segments	Corporate and Other	Consolidation and elimination adjustments	Total
Ceding commission income	$ -	$ -	$ 94.9	$ 94.9	$ -	$ 261.9	$ 356.8
Direct commission income:							
Affiliated entities	251.5	128.0	-	379.5	-	(379.5)	-
Unaffiliated entities	79.0	83.0	-	162.0	-	-	162.0
Net earned premiums	-	-	298.1	298.1	-	-	298.1
Net investment income	4.4	3.6	35.2	43.2	5.5	-	48.7
Net realized gains on investments	-	5.1	2.7	7.8	0.1	-	7.9
Net unrealized losses on investments	-	29.4	-	29.4	10.0	-	39.4
Segment revenues	**334.9**	**249.1**	**430.9**	**1,014.9**	**15.6**	**(117.6)**	**912.9**
Losses and loss adjustment expenses	-	-	204.0	204.0	-	-	204.0
Amortization of deferred acquisition costs	-	-	113.9	113.9	-	(33.6)	80.3
General and administrative expenses [1]	110.4	136.5	55.6	302.5	80.8	(36.5)	346.8
Adjusted EBITDA	**$ 224.5**	**$ 112.6**	**$ 57.4**	**$ 394.5**	**$ (65.2)**	**$ (47.5)**	**$ 281.8**

1. Share-based compensation expenses are included in the "General and administrative expenses" within the condensed consolidated statements of operations

33 ACCELERANT

Free Cash Flow (excluding Underwriting Segment) Strong FCF conversion driven by Exchange Services & MGA Ops segments Free Cashflow FY25 $ in millions Consolidated Adj. EBITDA $ 282 (-) Underwriting Segment Adj. EBITDA (57) Adj. EBITDA (excl. Underwriting Segment) $ 225 (-) Net Investment Gains (excl. Underwriting Segment) (45) Adj. EBITDA (excl. Underwriting Segment) $ 180 Net Cashflow from Operations 445 (-) Underwriting Segment (311) Net Cashflow from Operations (excl. Underwriting Segment) $ 134 (-) Capital Expenditures (41) (+) Interest Expense 11 Unlevered Free Cashflow (excl. Underwriting Segment) $ 104 % of Adj. EBITDA (excl. Underwriting Segment) 58% (+) Professional Costs Related to Corporate Development and Capital Raising Activities 28 (+) Managed Services Agreement Termination Fee 25 Unlevered Free Cashflow (excl. Underwriting Segment, excl. Certain Other Expenses) 157 % of Adj. EBITDA (excl. Underwriting Segment) 87% 34

Total Enterprise Value Accelerant Holdings $ in millions (except for Share Price) Shares Outstanding (Diluted) (M) 222 (1) (x) Share Price Assumption ($) 11.13 Market Capitalization ($M) $ 2,473 (-) Cash in Non-Underwriting Entities (12/31/25) (524) (+) Senior Debt (12/31/25) 121 (+) Non-Controlling Interests 29 Total Enterprise Value ($M) $ 2,099 1. Share price as of market close on March 16. 2026 35

Loss Ratio Gross loss ratio reflects underlying performance for our risk capital partners 4Q’25 Gross-to-Net Loss Ratio Reconciliation Ceded – Ceded – Net Loss $ in millions Gross Quota Share XOL & Other Ratio Earned Premium 805.0 (698.2) (24.4) 82.4 Losses and LAE 413.9 (353.8) (3.4) 56.7 Loss Ratio 51.4% 50.7% 13.9% 68.8% YTD 4Q’25 Gross-to-Net Loss Ratio Reconciliation Ceded – Ceded – Net Loss $ in millions Gross Quota Share XOL & Other Ratio Earned Premium 3,089.8 (2,679.1) (112.6) 298.1 Losses and LAE 1,584.3 (1,377.1) (3.2) 204.0 Loss Ratio 51.3% 51.4% 2.8% 68.4% 36 Notes: “XOL” represents excess of loss reinsurance, and differences in gross vs. net loss ratios are due to reinsurance decisions that we make as a company

Definitions • Accelerant Direct Written Premium: Expressed as a percentage of Exchange Written Premium, the GWP written directly by Accelerant Underwriting companies, the majority of which we cede to third-party risk capital partners through our reinsurance arrangements. • Accelerant-Retained Exchange Premium: Expressed as a percentage, as Accelerant GWP net of ceded written premium for the trailing twelve month period, divided by total Exchange Written Premium for the trailing twelve month period. • Accelerant Underwriting: Accelerant’s owned insurance companies and reinsurance companies, and all revenue and expenses associated with them. • Ceding Commission Income: The company cedes a significant portion of the premiums written on behalf of Accelerant Underwriting companies to third-party reinsurance companies or institutional investors through Flywheel Re. This generates positive ceding commissions which are recorded as a reimbursement for (and reduction of) the acquisition costs related to the reinsurance portion of the ceded insurance business. Ceding commissions that are in excess of the proportionate share of the DAC of the business ceded are deferred and amortized over the same period in which the related premium is earned. The amortization of this excess ceding commission income is recorded as “Ceding commission income” in the consolidated statements of operations within revenue. Certain ceding commissions are subject to sliding scale adjustments based on the actual loss experience of covered insurance contracts, which can result in the need for us to refund previous commissions received, resulting in a reduction of income in the determined period. These adjustments often occur well after the ceding commissions are earned based on the development of insurance liabilities. In such instances, commission adjustments are not subject to deferral and are instead r ecorded directly as income or loss when determined. Accordingly, in all cases, we adjust ceding commissions as of the reporting date for our best estimate of loss experience for reinsured insurance policies. • Depreciation and Amortization: Depreciation and amortization expenses primarily relate to amortization of capitalized technology development costs, as well as amortization of intangible assets associated with acquisitions of businesses (including investments in Owned Members). • Direct Commission Income: Accounting treatment of direct commissions received in the Exchange Services and the MGA Operations segments depend on whether the direct commission is being paid on an intercompany basis or by a third party. Direct commissions paid by one Accelerant entity to another (referred to as “intercompany basis”) are required to be eliminated in consolidation pursuant to generally accepted accounting principles. These include fees paid by Accelerant Underwriting companies to the Risk Exchange, as well as commissions paid by the Risk Exchange to Mission Members and/or to Owned Members. These intercompany direct commissions are recognized under “Direct commission income” in our consolidated statement of operations under the segment to which they relate, and are fully recognized by the segment when the services and related performance obligations are completed. While these intercompany basis commissions are all eliminated on a consolidated basis, Accelerant nevertheless derives a significant economic benefit from these commissions. Unlike third partie s, which bear the costs of the services performed by the Risk Exchange in the form of cash payments, Accelerant Underwriting does not bear the cost of such services once fully eliminated, resulting in less commission amortization expense over the insurance policy term. This has the practical effect of increasing consolidated earnings as the corresponding premiums are earned. Direct commission income paid by third parties in the Exchange Services or MGA Operations segments are fully recognized in the current period under “Direct commission income” in the stateme nt of operations, to the extent that the underlying services and performance obligations to which they relate have been performed. As more business is written by Risk Exchange Insurers, we expect a higher proportion of direct commission income to be recognized on a consolidated basis (instead of being subject to elimination on an intercompany business basis as discussed above). • Exchange Services: Our Exchange Services segment includes the fees paid by Risk Exchange Insurers and Accelerant Underwriting for sourcing, managing and monitoring the portfolio of business written by Members reduced by the expenses associated with providing these services. • Exchange Written Premium: The total gross written premium written through the Risk Exchange, including both gross written premiums written on behalf of Accelerant Underwriting companies and written on behalf of Risk Exchange Insurers. • Flywheel Re: Flywheel Re Ltd. is an unconsolidated reinsurance sidecar entity, sponsored by Accelerant and through which institutional investors are offered specialty insurance risk and returns that are uncorrelated with broader financial markets. • Gross Loss Ratio: Expressed as a percentage, gross incurred losses and loss adjustment expense divided by gross earned premium. Gross loss ratio excludes the impact of premium and loss and loss adjustment expense ceded to reinsurers. Gross loss ratio represents the percentage of gross premium earned during the period that will be required to pay current and future claims, based on management’s best est imates. • Independent Members: Members in which Accelerant does not own an interest. • Independent Premium: The gross premium written by Independent Members and placed through our Risk Exchange. • MGA: Managing general agent; a third-party agent that receives delegated underwriting authority from a Primary Insurance Company to w rite insurance risk on its behalf. As used in this presentation, the term “MGA” refers generically to agents receiving this delegation of underwriting authority, including MGUs, MGAs, and/or program managers and any Member or other entity in relation to which the term “MGA” is used in this presentation may not fall within the regulatory definition of a “managing general agent” in the jurisdictions in which it operates. • MGU: Managing general underwriter; a third-party agent that receives delegated underwriting authority from a Primary Insurance Company to write insurance risk on its behalf. • Mission Members: Specialty underwriters that we incubate through Mission Underwriters and in which we have an equity ownership interest. • Mission Underwriters: Mission Underwriting Holdings, LLC. Mission Underwriters is a subsidiary that was initially funded by equity capital from our controlling shareholder and operated by our management team, and whose equity interests were acquired by Accelerant Holdings on May 1, 2024. Prior to May 1, 2024, Mission Underwriters was a consolidated variable interest entity. Mission Underwriters provides specialty underwriters with the working capital, operational support, and balance sheet capacity necessary to operate independent businesses in which they own a majority ownership interest, which act as Members on our Risk Exchange. • Net Revenue Retention: Expressed as a percentage, the current period's Exchange Written Premium of Members that were actively writing Exchange Written Premium in the prior period divided by these same Members' prior-period Exchange Written Premium. This measure demonstrates an aggregate measure of the net growth of Exchange Written Premium from previously onboarded Members. • Organic Revenue Growth Rate: We define organic revenue growth rate, a non-GAAP financial measure, as the percentage change in revenue, as compared to the same period for the prior year, adjusted for revenue attributable to recent acquisitions of Owned Members that we now consolidate that occurred during the most recent period of comparison. We believe this measure is useful to management and investors in evaluating the internally generated growth of the business based on the Company’s ability to attract new Members and grow the business of existing Members. • Other Expenses: Other expenses are primarily related to information technology and development costs, including certain costs associated with the Risk Exchange and costs related to global enterprise projects that primarily relate to the implementation of our global enterprise resource planning system and integrated financial reporting systems. • Risk capital partners: Third-party insurance companies, reinsurers or institutional investors that provide capacity through the Risk Exchange, directly or indirectly. • Risk Exchange Insurer: Third-party Primary Insurance Company deploying underwriting capacity directly through our Risk Exchange. • Third-Party Direct Written Premium: GWP written directly with our Risk Exchange Insurers. 37